EXHIBIT 23.2

    We hereby consent to the use in this Registration Statement on Form S-4 of ValueClick, Inc. of our report dated February 13, 2001 relating to the financial statements of Mediaplex, Inc. which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts."

/s/ PRICEWATERHOUSECOOPERS LLP

San Francisco, California
July 20, 2001